EX.99 ACCT

Registrant’s Independent Public Accounting Firm

On June 8, 2020, the Audit, Compliance and Valuation Committee of the Board of Trustees (the Board) approved, and on June 9, 2020, the Board approved, Deloitte & Touche LLP as the independent registered public accounting firm of The Charles Schwab Family of Funds, Schwab Capital Trust, Schwab Investments, Schwab Annuity Portfolios, Schwab Strategic Trust and Laudus Trust (the “Schwab Funds Complex”) for fiscal periods ending after June 8, 2020.

On June 8, 2020, PricewaterhouseCoopers LLP (the “Prior Auditor”) resigned as the independent registered public accounting firm of the Schwab Funds Complex.

The Prior Auditor’s reports on the financial statements of the funds and periods listed in Appendix I (the “funds”) did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the periods detailed below and through June 8, 2020, there were no (1) disagreements with the Prior Auditor on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the Prior Auditor’s satisfaction, would have caused it to make reference to that matter in connection with its reports on the funds’ financial statements for such periods; or (2) “reportable events,” as that term is defined in Item 304 (a)(1)(v) of Regulation S-K under the Securities Exchange Act of 1934.

The Board requested that the Prior Auditor address a letter to the U.S. Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of such letter, dated September 1, 2020 is attached as Attachment A to this exhibit.

Appendix I	Periods Covered
Schwab U.S. TIPS ETF	1/1/18 to 12/31/18, 1/1/19 to 12/31/19
Schwab Short-Term U.S. Treasury ETF	1/1/18 to 12/31/18, 1/1/19 to 12/31/19
Schwab Intermediate-Term U.S. Treasury ETF	1/1/18 to 12/31/18, 1/1/19 to 12/31/19
Schwab Long-Term U.S. Treasury ETF	10/10/19* to 12/31/19
Schwab U.S. Aggregate Bond ETF	1/1/18 to 12/31/18, 1/1/19 to 12/31/19
Schwab 1-5 Year Corporate Bond ETF	10/10/19* to 12/31/19
Schwab 5-10 Year Corporate Bond ETF	10/10/19* to 12/31/19

*	Commencement of operations

Attachment A

September 1, 2020

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by Schwab Strategic Trust (copy attached) related to the funds listed in Appendix I, which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 13(a)(4) of form N-CSRS of Schwab Strategic Trust dated September 1, 2020. We agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

San Francisco, California

September 1, 2020

Appendix I

Fund Name	Commission File Number
Schwab U.S. TIPS ETF	S000029407
Schwab Short-Term U.S. Treasury ETF	S000029408
Schwab Intermediate-Term U.S. Treasury ETF	S000029409
Schwab U.S. Aggregate Bond ETF	S000033156
Schwab 1-5 Year Corporate Bond ETF	S000066660
Schwab 5-10 Year Corporate Bond ETF	S000066661
Schwab Long-Term U.S. Treasury ETF	S000066662

Registrant’s Independent Public Accounting Firm

On June 8, 2020, the Audit, Compliance and Valuation Committee of the Board of Trustees (the Board) approved, and on June 9, 2020, the Board approved, Deloitte & Touche LLP as the independent registered public accounting firm of The Charles Schwab Family of Funds, Schwab Capital Trust, Schwab Investments, Schwab Annuity Portfolios, Schwab Strategic Trust and Laudus Trust (the “Schwab Funds Complex”) for fiscal periods ending after June 8, 2020.

On June 8, 2020, PricewaterhouseCoopers LLP (the “Prior Auditor”) resigned as the independent registered public accounting firm of the Schwab Funds Complex.

The Prior Auditor’s reports on the financial statements of the funds and periods listed in Appendix I (the “funds”) did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the periods detailed below and through June 8, 2020, there were no (1) disagreements with the Prior Auditor on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the Prior Auditor’s satisfaction, would have caused it to make reference to that matter in connection with its reports on the funds’ financial statements for such periods; or (2) “reportable events,” as that term is defined in Item 304 (a)(1)(v) of Regulation S-K under the Securities Exchange Act of 1934.

The Board requested that the Prior Auditor address a letter to the U.S. Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of such letter, dated September 1, 2020 is attached as Attachment A to this exhibit.

Appendix I	Periods Covered
Schwab U.S. TIPS ETF	1/1/18 to 12/31/18, 1/1/19 to 12/31/19
Schwab Short-Term U.S. Treasury ETF	1/1/18 to 12/31/18, 1/1/19 to 12/31/19
Schwab Intermediate-Term U.S. Treasury ETF	1/1/18 to 12/31/18, 1/1/19 to 12/31/19
Schwab Long-Term U.S. Treasury ETF	10/10/19* to 12/31/19
Schwab U.S. Aggregate Bond ETF	1/1/18 to 12/31/18, 1/1/19 to 12/31/19
Schwab 1-5 Year Corporate Bond ETF	10/10/19* to 12/31/19
Schwab 5-10 Year Corporate Bond ETF	10/10/19* to 12/31/19

*	Commencement of operations